UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2017, the Compensation Committee of our Board of Directors approved (i) the annual base salaries for fiscal 2017 for our current named executive officers, (ii) target bonus opportunities for fiscal 2017 (as a percentage of base salary) for our current named executive officers, (iii) a cash bonus payment to Mr. Patrick K. Lucy of up to $100,000 in connection with his service as Interim Chief Executive Officer, President, and Secretary, (iv) the payment of various cash bonuses for the fiscal year ended December 31, 2016 pursuant to our 2016 Incentive Compensation Plan (“2016 Bonus Plan”), and (iv) the grant of stock options pursuant to our 2014 Equity Incentive Plan, each as more fully described below:

Name	Position	Annual Base Salary (Fiscal 2016)	Annual Base Salary (Fiscal 2017)(1)	2017 Target Bonus Opportunity (as a % of Base Salary)	Interim CEO, President & Secretary Bonus(2)	2016 Bonus Plan	Shares Subject to Stock Options(3)
Patrick K. Lucy	Interim Chief Executive Officer, President, and Secretary	$334,750	$349,000	35%	$100,000	$117,163	85,000	(4)
Dr. Paul A. Wagner	Chief Financial Officer	$330,000	$344,000	35%	—	$115,500	85,000

(1)	Base salary increases are effective as of February 1, 2017.
(2)	The Compensation Committee approved a cash bonus payment to Mr. Lucy of up to $100,000 in connection with his service as Interim Chief Executive Officer, President, and Secretary. The final cash bonus will be determined by the Compensation Committee upon the engagement of a non-Interim President and Chief Executive Officer, provided Mr. Lucy continues with the Company through such date.
(3)	The options have a grant date of the first trading day of March 2017. 25% of the shares subject to the options will vest on March 1, 2018, and the remaining shares subject to the options will vest in equal monthly installments thereafter such that all shares shall be fully vested on March 1, 2021, subject to continued status as a service provider on each such vesting date.
(4)	In addition to the option grant indicated in the table, the Compensation Committee also awarded Mr. Lucy an additional stock option grant (grant date value of $50,000, based on a Black-Scholes calculation) with the option having a grant date of the first trading day in March 2017. This additional option will vest monthly over the next two years assuming Mr. Lucy’s continued status as a service provider on each vesting date.

The option awards described above are subject to the terms and conditions of our 2014 Equity Incentive Plan and the applicable forms of agreement, which have been previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: February 13, 2017	By:	/s/ Paul Wagner
Paul Wagner
Chief Financial Officer